Exhibit 99.1

Blackboard Inc. Reports First Quarter 2005 Results

-   First Quarter Revenue Increases 23% to $30.9 Million   -
-   Net Income Increases 588% to $5.4 million   -
-   Diluted EPS Increases 160% to $0.20 Per Share   -
-   Company Raises Earnings Guidance for 2005   -

Washington, DC – May 12, 2005 – Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the first quarter ended March 31, 2005 and updated guidance for the second quarter and the full year of 2005.

Total revenue for the quarter ended March 31, 2005 was $30.9 million, an increase of 23% over the first quarter of 2004. Product revenues for the quarter were $27.7 million, an increase of 22% over the first quarter of 2004, while professional services revenues for the quarter were $3.3 million, an increase of 25% over the first quarter of 2004. Operating income was $5.1 million for the first quarter of 2005 compared to operating income of $1.2 million for the first quarter of 2004. Net income was $5.4 million for the first quarter of 2005 compared to net income of $786,000 for the first quarter of 2004. Cash net income for the first quarter of 2005, which excludes the amortization of acquisition-related intangible assets, net of taxes, was $5.5 million. Earnings per diluted share and cash earnings per diluted share were $0.20 in the first quarter of 2005.

“I am pleased with our performance which represents an excellent start to 2005,” said Michael Chasen, Chief Executive Officer for Blackboard. “Demand for our products and services was strong across our targeted markets and particularly strong across our Blackboard Academic Suite and ASP hosting offerings.”

Blackboard provides cash net income and cash net income per share in this press release as additional information regarding Blackboard’s operating results. These measures are not in accordance with, nor are they an alternative for, generally accepted accounting principles (GAAP) and may be different from cash net income and other non-GAAP measures used by other companies. Blackboard believes that this presentation of cash net income and cash net income per share provides useful information to investors regarding additional financial and business trends relating to Blackboard’s financial condition and results of operations.

Highlights from the First Quarter of 2005

•	A few of Blackboard’s new and expanded client relationships in the quarter included:

•	U.S. Higher Education Market: Gallaudet University, James Madison University, Montgomery County Community College, Seton Hall University, Southern Christian University, University of Michigan – Flint, University of Missouri – Kansas City, University of North Carolina – Chapel Hill, Xavier University and others.

•	International Markets: Edinburgh School of Business, International Christian University, Kenyatta University, Okayama University, Shinshu University, Singapore Polytechnic, University of Copenhagen, University of Melbourne and others.

•	K-12 Market: Anchorage School District, Choate Rosemary Hall, Duval County Schools, Kingman Unified School District, South Carolina Department of Education, Virginia Beach City Public Schools and others.

•	Blackboard announced that William Raduchel was appointed to the Board of Directors and will serve on the Company’s Compensation Committee.

Outlook for the Second Quarter and Full Year of 2005

The following statements regarding future financial performance are based on current expectations. These statements are forward looking. Actual results may differ materially, especially in the current uncertain economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of this release.

The Company expects that its effective tax rate will continue to be in the range of 4 to 7 percent through the end of 2005. Additionally, the Company’s guidance does not incorporate the impact of expensing stock based compensation under FAS 123(R), which the Company will adopt beginning January 1, 2006 under the new rule released by the Securities and Exchange Commission in April 2005.

For the second quarter of 2005, we expect:

•	Revenue to be $32.0 to $32.5 million;

•	Net income to be $4.7 to $5.0 million, resulting in EPS of $0.17 to $0.18 per share. This is based on an estimated 28.1 million diluted shares and a 5% effective tax rate for the quarter; and

•	Cash net income to be $4.8 to $5.1 million after adding back the tax adjusted amortization of intangibles of approximately $75,000, which results in cash EPS of $0.17 to $0.18 per share. This is based on an estimated 28.1 million diluted shares and an estimated 5% effective tax rate for the quarter.

For the full year of 2005, we expect:

•	Revenue to be $132.5 to $134.0 million;

•	Net income to be $22.0 to $23.0 million, resulting in EPS of $0.78 to $0.81 per share, which is based on an estimated 28.3 million diluted shares and a 5% effective tax rate for the full year; and

•	Cash net income to be $22.3 to $23.3 million after adding back the tax adjusted amortization of intangibles of approximately $0.3 million, which results in cash EPS of $0.79 to $0.82 per share based on an estimated 28.3 million diluted shares and a 5% effective tax rate for the full year.

Conference Call

Blackboard will broadcast its first quarter conference call live over the Internet today beginning at 5:00 p.m. Eastern. Interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary software.

A replay of the call will be available via telephone from approximately 7:00 p.m. Eastern (4:00 p.m. Pacific) on May 12, 2005 until 8:00 p.m. Eastern (5:00 p.m. Pacific) on May 19, 2005. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial 617-801-6888. The conference ID for the replay is 55262322.

BLACKBOARD INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2004	2005
	(in thousands, except share and
	per share amounts)
Revenues:
Product	$22,616	$27,687
Professional services	2,603	3,255

Total revenues	25,219	30,942
Operating expenses:
Cost of product revenues, excludes amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below	6,060	7,216
Cost of professional services revenues	1,553	2,214
Research and development	3,254	3,198
Sales and marketing	8,768	8,484
General and administrative	3,425	4,605
Amortization of intangibles resulting from acquisitions	880	68
Stock-based compensation	83	18

Total operating expenses	24,023	25,803

Income from operations	1,196	5,139
Other income (expense):
Interest expense	(78)	(18)
Interest income	26	483

Income before provision for income taxes	1,144	5,604
Provision for income taxes	(358)	(194)

Net income	786	5,410
Dividends on and accretion of convertible preferred stock	(2,595)	—

Net (loss) income attributable to common stockholders	$(1,809)	$5,410

Net (loss) income attributable to common stockholders per common share:
Basic	$(0.33)	$0.21

Diluted	$(0.33)	$0.20

Weighted average number of common shares:
Basic	5,547,016	26,076,137

Diluted	5,547,016	27,657,202

Reconciliation of cash net income to net income (1):
Net (loss) income attributable to common stockholders	$(1,809)	$5,410
Add: Dividends on and accretion of convertible preferred stock	2,595	—

Net income	786	5,410
Add: Amortization of intangibles resulting from acquisitions, net of taxes (2)	605	66

Cash net income	$1,391	$5,476

Cash net income per common share — diluted	$0.06	$0.20

Proforma weighted average number of common shares — diluted (3)	22,316,316	27,657,202

(1) Cash net income is not a generally accepted accounting principle or GAAP measure. However, management believes based on feedback from investors, analysts and other users of the Company’s financial information that cash net income is an appropriate measure of the operating performance of the Company. Further, management believes, based on feedback from analysts, that cash net income is an important measure used by analysts in their earnings estimates of the Company, which is used by investors and potential investors. This measure should be considered in addition to, not as a substitute for or superior to, net income, net (loss) income attributable to common stockholders, cash flows and other measures of financial performance prepared in accordance with generally accepted accounting principles. Because cash net income is used by some investors, analysts and other users of the Company’s financial information as performance measures, they are reconciled herein to net income.

(2) The amortization of intangibles is net of taxes, applied at an effective rate of 31.3% and 3.5% for the three months ended March 31, 2004 and 2005, respectively.

(3) Proforma weighted average number of common shares assumes i) the conversion of all redeemable preferred stock and Series E warrants as of January 1 for the respective periods and ii) the conversion of accrued dividend accretion on the preferred shares based on a conversion price of $14.00 per share for 2004 and the average accrued dividend accretion balance for the period presented.

BLACKBOARD INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2004	2005
		(unaudited)
	(in thousands,
	except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$78,149	$67,099
Short-term investments	20,000	28,307
Accounts receivable, net	21,686	17,177
Inventories	1,994	2,009
Prepaid expenses and other current assets	1,727	2,469
Deferred cost of revenues, current portion	4,547	4,507

Total current assets	128,103	121,568
Deferred cost of revenues, noncurrent portion	369	2,006
Property and equipment, net	8,848	9,612
Goodwill	10,252	10,252
Intangible assets, net	826	758

Total assets	$148,398	$144,196

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,114	$2,014
Accrued expenses	9,290	7,465
Equipment note, current portion	525	449
Deferred revenues, current portion	63,901	54,477

Total current liabilities	74,830	64,405
Equipment note, noncurrent portion	237	133
Deferred rent	1,067	986
Deferred revenues, noncurrent portion	3,157	2,851
Stockholders’ equity:
Common stock, $0.01 par value	260	262
Additional paid-in capital	191,664	192,948
Deferred stock compensation	(209)	(191)
Accumulated deficit	(122,608)	(117,198)

Total stockholders’ equity	69,107	75,821

Total liabilities and stockholders’ equity	$148,398	$144,196

BLACKBOARD INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2004	2005
	(in thousands)
Cash flows from operating activities
Net income	$786	$5,410
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,533	1,664
Amortization of intangibles resulting from acquisitions	880	68
Change in allowance for doubtful accounts	(230)	(301)
Noncash stock compensation related to options issued to nonemployees	60	—
Noncash deferred stock amortization	23	18
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	4,436	4,810
Inventories	(104)	(15)
Prepaid expenses and other current assets	(417)	(742)
Deferred cost of revenues	(236)	(1,597)
Accounts payable	(459)	900
Accrued expenses	(1,195)	(1,825)
Deferred rent	(36)	(81)
Deferred revenues	(6,908)	(9,730)

Net cash used in operating activities	(1,867)	(1,421)
Cash flows from investing activities
Purchase of property and equipment	(1,857)	(2,428)
Purchase of short-term investments	—	(13,707)
Sale of short-term investments	—	5,400

Net cash used in investing activities	(1,857)	(10,735)
Cash flows from financing activities
Payments on equipment notes	(300)	(180)
Proceeds from line of credit	7,880	—
Payments on line of credit	(7,880)	—
Payments on note payable	(1,000)	—
Proceeds from exercise of stock options	612	1,286

Net cash (used in) provided by financing activities	(688)	1,106

Net decrease in cash and cash equivalents	(4,412)	(11,050)
Cash and cash equivalents at beginning of period	30,456	78,149

Cash and cash equivalents at end of period	$26,044	$67,099

About Blackboard Inc.

Blackboard is a leading provider of enterprise software and services to the education industry. The Company’s product line consists of five software applications bundled in two suites, the Blackboard Academic Suite™ and the Blackboard Commerce Suite™. Blackboard’s clients include colleges, universities, schools and other education providers, as well as textbook publishers and student-focused merchants that serve education providers and their students. Blackboard is headquartered in Washington, D.C., with offices and staff in North America, Europe and Asia.

Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our most recent 10-Q filed with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of May 12, 2005. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to May 12, 2005.

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Corporate and Investor Contact:

Michael J. Stanton
Blackboard Inc.
+1 (202) 463-4860 ext. 2305